Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-10409, 333-66422, 333-82302, 333-112521, 333-133640, 333-179248, 333- 217435, 333-222697, 333-227584, 333-229655, 333-236525 and 333-253044 on Form S-8 of our report dated November 19, 2021, relating to the financial statements of Woodward, Inc. and the effectiveness of Woodward, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Woodward, Inc. for the year ended September 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 19, 2021